As filed with the Securities and Exchange Commission on July 31, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROCRINE BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0525145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6027 Edgewood Bend Court
San Diego, CA 92130
(Address of Principal Executive Offices)

Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan
(Full Title of the Plan)

Kyle W. Gano, Ph.D.
Chief Executive Officer
Neurocrine Biosciences, Inc.
6027 Edgewood Bend Court
San Diego, CA 92130
(Name and Address of Agent for Service)

(858) 617-7600
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Darin M. Lippoldt		Jason L. Kent, Esq.
Chief Legal Officer		Carlos A. Ramirez, Esq.
Neurocrine Biosciences, Inc.		Cooley LLP
6027 Edgewood Bend Court		10265 Science Center Drive
San Diego, CA 92130		San Diego, CA 92121
(858) 617-7600		(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS
OF REGISTRATION STATEMENT ON FORM S-8
This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 4,000,000 shares of the Registrant’s common stock for issuance under the Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan (as amended, the “2025 Plan”). The Registrant previously registered shares of its common stock for issuance under the 2025 Plan on May 21, 2025 (File No. 333-287477). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit

4.1	Description:	Certificate of Incorporation, as amended
	Reference:	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on November 5, 2018

4.2	Description:	Bylaws, as amended
	Reference:	Incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q filed on October 30, 2024

4.3	Description:	Form of Common Stock Certificate
	Reference:	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172)

4.4	Description:	Description of Common Stock of the Registrant
	Reference:	Incorporated by reference to Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K filed on February 1, 2026

5.1	Description:	Opinion of Cooley LLP

23.1	Description:	Consent of Independent Registered Public Accounting Firm

23.2	Description:	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Description:	Power of Attorney (included on the signature page hereto)

99.1	Description:	Neurocrine Biosciences, Inc. 2025 Equity Incentive Plan, as amended
	Reference:	Incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q filed on July 31, 2026

107	Description:	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 31, 2026.

NEUROCRINE BIOSCIENCES, INC.

By:	/s/ Kyle W. Gano
Kyle W. Gano, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KYLE W. GANO, PH.D., MATTHEW C. ABERNETHY and DARIN M. LIPPOLDT, and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kyle W. Gano	Chief Executive Officer and Director	July 31, 2026
Kyle W. Gano, Ph.D.	(Principal Executive Officer)

/s/ Matthew C. Abernethy	Chief Financial Officer	July 31, 2026
Matthew C. Abernethy	(Principal Financial and Accounting Officer)

/s/ William H. Rastetter	Chairman of the Board of Directors	July 31, 2026
William H. Rastetter, Ph.D.

/s/ Kevin C. Gorman	Director	July 31, 2026
Kevin C. Gorman, Ph.D.

/s/ Gary A. Lyons	Director	July 31, 2026
Gary A. Lyons

/s/ Johanna Mercier	Director	July 31, 2026
Johanna Mercier

/s/ George J. Morrow	Director	July 31, 2026
George J. Morrow

/s/ Leslie V. Norwalk	Director	July 31, 2026
Leslie V. Norwalk

/s/ Christine A. Poon	Director	July 31, 2026
Christine A. Poon

/s/ Richard F. Pops	Director	July 31, 2026
Richard F. Pops

/s/ Shalini Sharp	Director	July 31, 2026
Shalini Sharp

/s/ Stephen A. Sherwin	Director	July 31, 2026
Stephen A. Sherwin, M.D.